CMB .TECH | DEALING CODE
Approved by Supervisory Board on 25 09 2025

CONTENTS

1. INTRODUCTION 2
1.1 SCOPE OF APPLICATION 2
1.2 QUERIES AND MORE INFORMATION 3
2. GENERAL PROHIBITIONS 3
2.1 EU PROHIBITIONS 3
2.2 U.S. PROHIBITIONS 4
2.3 GENERAL SCOPE OF APPLICATION 5
3. DEALING IN COMPANY SECURITIES 5
4. DEALING IN COMPANY SECURITIES – DURING CLOSED PERIODS 6
5. SHORT-TERM DEALING 6
6. POST-DEALING NOTIFICATION 7
7. CONFIDENTIALITY POLICY AND PROCEDURE 7
8. LIST OF DESIGNATED EMPLOYEES, INSIDER LIST AND PDMR LIST 8
9. SANCTIONS 10
10. FINAL PROVISIONS 10
ANNEX 1 12
ANNEX 2 14

Page 1 of 14

DEALING CODE Approved by Supervisory Board on 25 09 2025 Page 2 of 14 1. INTRODUCTION 1.1 SCOPE OF APPLICATION CMB.TECH NV, a company incorporated under the laws of Belgium (the "Company"), has established this Dealing Code to comply with applicable laws where the Company’s securities may be traded. In particular, the legal basis for this Dealing Code is Regulation No 596/2014 on market abuse, together with its implementing regulations and guidance, as well as the applicable securities laws of the United States of America and Norway. This Dealing Code is addressed to the Group’s officers, members of the Supervisory Board, members of the Management Board, managers and employees, consultants and advisers (the “Addressees”). Certain obligations are moreover imposed on close family members of, and companies controlled by, the members of the Supervisory Board and the members of the Management Board (as defined in Annex 1) (such close family members and companies are referred to as “Persons Closely Associated” or “PCAs” and the members of the Supervisory Board and the members of the Management Board are referred to as “Persons Discharging Managerial Responsibilities” or “PDMRs”, each as defined in Annex 1). A PDMR must notify his/her PCAs: a) that he/she is a PDMR in the Company; and b) of their obligation to notify the Company and the FSMA (as defined in Annex 1) of each Dealing (as defined in Annex 1) conducted on their own account, as set out in Section 6 below, and PDMRs must keep a copy of these notifications. Template notifications are available with the Compliance Officer (as defined in Annex 1). This Dealing Code is intended to ensure that the Addressees do not misuse Inside Information (as defined in Annex 1), which is prohibited under EU market abuse rules and the applicable securities laws of the United States, and do not place themselves under suspicion of misusing such Inside Information. This Dealing Code is also intended to ensure that persons that possess Inside Information at a given time maintain the confidentiality of such Inside Information and refrain from market manipulation, either directly or indirectly. Infringements of applicable market abuse rules may expose you to significant sanctions, such as administrative fines, criminal fines and imprisonment, termination of your employment/service agreement for cause and civil liability. This Dealing Code imposes restrictions on Dealing in Company Securities (each as defined in Annex 1) which may in certain cases go beyond those imposed by law. Compliance with this Dealing Code does not relieve you from your obligation to comply with applicable legislation in relation to dealing in Company Securities or dealing in securities of other companies. This Dealing Code is not intended to be exhaustive or to serve as legal advice to Addressees.

DEALING CODE Approved by Supervisory Board on 25 09 2025 Page 3 of 14 1.2 QUERIES AND MORE INFORMATION If you have any questions or are in any doubt as to how to comply with this Dealing Code, please speak to the Compliance Officer. 2. GENERAL PROHIBITIONS 2.1 EU PROHIBITIONS Insider dealing Any person who possesses Inside Information, may not: a) acquire or dispose of, or attempt to acquire or dispose of, for his/her own account or for the account of a third party, directly or indirectly, Company Securities to which that Inside Information relates; and b) cancel or amend an order concerning Company Securities to which the Inside Information relates where the order was placed before the person concerned possessed the Inside Information, or attempt to engage in any of the above. In addition, it is prohibited for any person to (i) take part in any arrangement that leads to one of the abovementioned actions, and (ii) recommend that another person engages in one of the abovementioned actions or inducing another person to take any such actions (which are also referred to as ‘tipping’). Unlawful disclosure of inside information Any person possessing Inside Information may not disclose that information to any other person, except where the disclosure is made in the normal exercise of his/her employment, profession or duties. You should obtain the prior approval of the Compliance Officer before disclosing Inside Information to any person, as set out in section 7. Moreover, the onward disclosure of recommendations or inducements to engage in insider dealing also amounts to unlawful disclosure of Inside Information if the person disclosing the recommendation or inducement knows or ought to know that it was based on Inside Information. Market manipulation It is prohibited for any person to engage in, attempt to engage in, or encourage other persons to engage in, market manipulation. Market manipulation includes, for example, entering into transactions, spreading misleading information or rumours, or any other behaviour that misleads, or is likely to mislead, the market with respect to the supply of, demand for or price of Company Securities.

DEALING CODE Approved by Supervisory Board on 25 09 2025 Page 4 of 14 2.2 U.S. PROHIBITIONS Insider Trading Certain Company Securities trade on the New York Stock Exchange in the United States. Accordingly our investors may be subject to certain U.S. laws, rules and regulations, such as the United States Securities Exchange Act of 1934, as amended, which prohibits the misuse of material, non-public information, commonly known as “insider trading”. Although “insider trading” is not defined in the securities laws, it is generally thought to be described as trading either personally or on behalf of others on the basis of or while in possession of material1 non- public2 information or communicating material non-public information to others in violation of the law. The law in this area is generally understood to prohibit, among other things (i) trading by an insider3 while in possession of material non-public information; (ii) trading by a non-insider while in possession of material non-public information, where the information either was disclosed to the non-insider in violation of an insider’s duty to keep it confidential or the information was misappropriated; (iii) trading while in possession of material non-public information concerning a tender offer; and (iv) wrongfully communicating, or “tipping”, material non-public information to others. While the procedures outlined in this Dealing Code have been put into place to prevent Insider Dealing under Belgian law, insiders must also comply with the applicable securities laws in the United States. We encourage you to consult with the Compliance Officer prior to any transaction in Company Securities if you believe that you may be in possession of material non-public information. 2.3 NORWAY PROHIBITIONS Company Securities are also admitted to trading on Euronext Oslo Børs (OSE). Investors may hence be subject to certain rules and regulations applicable to securities trading on OSE, including the rules set out in the Market Abuse Regulation (EU) 2014/596 (“MAR”) which also apply to Company Securities admitted to trading on Euronext Brussels. Dealings in Company Securities on OSE are subject to the prohibitions under MAR as implemented in Norway, including (i) insider dealing (including trading, cancelling or amending orders while in possession of inside information ), (ii) recommending or inducing others to deal, and (iii) the unlawful disclosure of inside information. The general prohibition on insider trading applies regardless of how the person 1 Information generally is considered “material” if (i) there is a substantial likelihood that a reasonable investor would consider the information important in making an investment decision, or (ii) the information is reasonably certain to have a substantial effect on the price of the Company Securities. 2 Information is generally non-public until it has been effectively communicated to the market place. For example, information found in a report filed with the U.S. Securities and Exchange Commission, or appearing in publications of general circulation ordinarily would be considered “public”. In addition, in certain circumstances, information disseminated to certain segments of the investment community may be deemed “public”, for example, research communicated through institutional information dissemination services. (However, the fact that research has been disseminated through such a service does not automatically mean that it is public.) The amount of time since the information was first disseminated ordinarily is a factor regarding whether the information is considered “public”. 3 The concept of “insider” is broad. It includes officers, directors, trustees, and employees of a company. In addition, a person can be a “temporary insider” if he or she enters into a special confidential relationship in the conduct of a company’s affairs and as a result is given access to information solely for the company’s purposes. A temporary insider can include, among others, a company’s attorneys, accountants, auditors, consultants, bank lending officers, and the employees of those organizations.

DEALING CODE Approved by Supervisory Board on 25 09 2025 Page 5 of 14 in question obtained access to the inside information and irrespective of whether or not that person is entered on any insider list. As MAR applies both in Norway and in Belgium, compliance with the Company’s Belgian Insider procedures also governs dealings in Oslo. Please note, however, that since Norway is part of the EEA, any amendments to MAR etc. needs to be approved by the legislator in Norway in order for such amendments to be effective as Norwegian law. Consequently, there may be some differences between the rules applicable Belgium compared to Norway, in addition to that the interpretation of the rules in the two jurisdictions may differ. If you believe you may be in possession of inside information in relation to trading in Norway, you must not trade, cancel or amend orders, recommend others to trade, or disclose such information other than in the proper course of your duties. If you are uncertain about your obligations, please contact the Compliance Officer before undertaking any transaction. 2.4 GENERAL SCOPE OF APPLICATION The general prohibitions described above, and most other rules described in this Dealing Code, do not apply solely to the Company Securities. They have a general scope of application, applying also to inside information with respect to other companies and their listed shares, debt instruments, any derivatives and other financial instruments in the broadest sense linked thereto. 3. DEALING IN COMPANY SECURITIES Addressees may only Deal in Company Securities, on their own account or for the account of a third party, directly or indirectly, if they have received clearance to Deal from the Compliance Officer in accordance with this section. Addressees may in any case not Deal in Company Securities while in possession of Inside Information. Prior to Dealing, an Addressee must request clearance to Deal to the Compliance Officer in writing (e.g. by e-mail) at least one full Business Day prior to the proposed Dealing, specifying the number of Company Securities concerned and the nature of the proposed Dealing, using the template Request for Clearance to Deal attached as Annex 2. The Addressee must certify in his/her request that he/she is not in possession of any Inside Information. The Compliance Officer shall respond to the Dealing request within one Business Day of receipt of the written request containing all the above information. In case no reply is received within that time, clearance shall be deemed to have been granted. Once cleared, the Addressee must Deal within ten Business Days after having received clearance (unless the clearance provides differently). Clearance to Deal will lapse immediately if the Addressee comes into possession of any Inside Information. Clearance to Deal will also lapse immediately as from the moment that a Closed Period (as defined in Annex 1) starts. If the person wishing to Deal is the Compliance Officer, then he/she will have to request clearance to Deal to the Chairman of the Supervisory Board and the Company’s CEO in accordance with the procedure set out above.

DEALING CODE Approved by Supervisory Board on 25 09 2025 Page 6 of 14 The Compliance Officer shall maintain a written record of any request for clearance received and any clearance or refusal given. 4. DEALING IN COMPANY SECURITIES – DURING CLOSED PERIODS During Closed Periods (as defined below), PDMRs and Designated Employees may not Deal in Company Securities, on their own account or for the account of a third party, directly or indirectly. It is recommended that PDMRs and Designated Employees ensure that third parties (e.g. brokers or portfolio/asset managers) do not Deal in Company Securities on their behalf during Closed Periods, whether on the basis of an individual discretionary portfolio/asset management mandate, an order given outside a Closed Period, or otherwise. For this purpose, each PDMR and Designated Employee is recommended to notify any Closed Periods to his/her portfolio/asset managers and inform them that they should not Deal in Company Securities during such periods. The “Closed Periods” are: • the period of 30 calendar days before the announcement of the Company’s semi-annual and preliminary annual results until and including the date of the announcement; • the period of 15 calendar days before the announcement of the Company’s first and third quarterly results until and including the date of the announcement; and • any other period qualified as such by the Compliance Officer. The relevant Addressees will be informed of any such additional Closed Period by the Compliance Officer. The financial calendar distributed to the Supervisory Board shall include the dates corresponding to the Closed Periods for the coming year. The Compliance Officer shall promptly announce any modifications to these periods during the course of the financial year. Moreover, the Compliance Officer may, during a financial year, qualify additional periods as Closed Periods. Such decision shall not imply that a determination has been made that Inside Information exists at the relevant time. The obligation to assess whether you are in possession of Inside Information remains with you at all times (and if you are in doubt as to whether certain information constitutes Inside Information, you should consult the Compliance Officer). In exceptional circumstances, a PDMR or a Designated Employee may nevertheless be given clearance to Deal during a Closed Period. This may, for example, be the case if the person requesting such clearance can evidence that he/she is required to sell Company Securities at very short notice due to exceptional circumstances outside his/her control (e.g. as a result of a legally enforceable financial commitment or claim). PDMRs and Designated Employees should contact the Compliance Officer if they have questions in this respect or wish to request clearance to Deal during a Closed Period. 5. SHORT-TERM DEALING PDMRs and Designated Employees must not Deal in Company Securities on considerations of a short-term nature. Any investment with a maturity of less than three months shall be considered

DEALING CODE Approved by Supervisory Board on 25 09 2025 Page 7 of 14 a Deal on considerations of a short-term nature, unless Company Securities were acquired or disposed of in connection with a stock option plan or other incentive plan established or sponsored by the Company. 6. POST-DEALING NOTIFICATION Rules for PDMRs and PCAs Each PDMR and PCA must notify the Company (for the attention of the Compliance Officer) and the FSMA of any Dealing conducted on their own account, once a total amount of EUR 20,000 has been reached during a certain calendar year (without netting between Dealings). Such notifications must be made within three Business Days after the date of the Dealing and shall contain at least the following information: - a description and the identifier of the Company Security; - the nature of the Dealing(s) (e.g. acquisition or disposal); - the date and place of the Dealing(s); and - the price and volume of the Dealing(s). Dealings conducted by a third party (e.g. a broker) on the basis of an individual portfolio or asset management mandate on behalf or for the benefit of a PDMR or PCA must also be notified. It is important that any such third party is informed by the relevant PDMR or PCA of this obligation, so that such third party informs the relevant PDMR or PCA in due course if it makes a Dealing in Company Securities on the latter’s behalf. Notifications have to be made through the online notification tool “eMT” made available by the FSMA on its website (www.fsma.be). The Company’s Legal department can also submit such notifications on behalf of PDMRs and their PCAs. PDMRs and PCAs wishing to use this option must inform the Compliance Officer no later than one Business Day after the date of the transaction, providing at least the information mentioned above. Rules for PDMRs and Designated Employees PDMRs and Designated Employees must notify the Compliance Officer in writing (e.g. by e-mail) of each Dealing, on their own account in Company Securities promptly after the Dealing and in any case before the end of the first Business Day that follows the date of the Dealing to allow the Company to monitor short-term Dealing. For PDMRs, any Dealings notified through the FSMA’s online notification tool do not have to be separately notified to the Compliance Officer. 7. CONFIDENTIALITY POLICY AND PROCEDURE Unauthorised disclosure of any material information about the Group, its customers, suppliers, agents, joint ventures, affiliates, partnerships and in general any third parties with which the Group

DEALING CODE Approved by Supervisory Board on 25 09 2025 Page 8 of 14 may interact, whether or not for the purpose of facilitating improper trading in the Company Securities, may have severe consequences for the Group. You should therefore not discuss non- public matters or developments pertaining to the Group or any such third parties, except as required in the performance of regular corporate duties. Any person who is in possession of Inside Information at a given time must keep such Inside Information confidential by restricting access to it and by only communicating it to other persons after having obtained prior approval of the Compliance Officer. The Compliance Officer may require that Inside Information be only communicated provided the proposed recipient of such Inside Information enters into a confidentiality undertaking before receiving the relevant information. The number of people aware of Inside Information should be kept to the minimum reasonably practicable. The information disclosed should be limited to what the receiving person needs to know at any particular time (rather than allowing access to all information that is available). Inside Information may moreover only be disclosed to external advisers and other third parties (“Relevant Third Parties”), in any case on a need-to-know basis, after ensuring that such Relevant Third Parties are bound by a confidentiality obligation (either by law, by regulation or by agreement). As soon as the person that has disclosed the Inside Information notices that a Relevant Third Party does not comply with the confidentiality obligation, he or she should report this to the Compliance Officer as soon as possible so that the necessary actions can be taken. These obligations also apply to inquiries made by the financial press, investment analysts or others in the financial community or by the Group’s suppliers or customers. It is important that all such communications are made through an appropriately designated person of the Company, under carefully controlled circumstances. Unless you are expressly authorised to the contrary, if you receive any inquiries of this nature, you should decline to comment and should refer the inquirer to the Head of Investor Relations. You should immediately notify the Compliance Officer (who will, as appropriate, consult internally) of any known or suspected leak of Inside Information. Based on the information received, the Compliance Officer shall (after having consulted internally, as appropriate) determine which measures to take and decide whether the Company will disclose the Inside Information to the public. 8. LIST OF DESIGNATED EMPLOYEES, INSIDER LIST AND PDMR LIST List of Designated Employees The Compliance Officer shall draw up a list including all Designated Employees (the “List of Designated Employees”) and inform the Designated Employees accordingly. Certain rules set out in this Dealing Code apply specifically to such Designated Employees. Insider List

DEALING CODE Approved by Supervisory Board on 25 09 2025 Page 9 of 14 If Inside Information arises, the Company is required to maintain and keep updated a list of all persons who have access to such Inside Information, whether these persons are employees of the Company or otherwise perform tasks through which they have access to Inside Information (the “Insider List”). The Compliance Officer shall inform all persons that are on the Insider List and shall request them to acknowledge in writing the legal and regulatory duties entailed and the sanctions attaching to the general prohibitions summarised in section 2. The Compliance Officer shall also inform the persons on the Insider List when they are removed from the Insider List. The Insider List shall include the following details: a. the identity of any person having access to Inside Information (including first name(s), surname(s), birth surname(s) (if different), date of birth, national identification number, function, professional telephone number(s), personal telephone number(s) and personal full home address); b. the reason for including that person on the Insider List; c. the date and time at which that person obtained access to Inside Information; and d. the date on which the Insider List was drawn up. Persons on the Insider List shall be obliged to report to the Chief People Officer and the Compliance Officer, without delay, any change in their personal details. The Insider List shall be updated promptly, including the date of the update, if (i) there is a change in the reason for including a person already on the Insider List, (ii) there is a new person who has access to Inside Information and therefore needs to be added to the list, and (iii) where a person ceases to have access to Inside Information. Each update shall specify the date and time when the change triggering the update occurred. The Insider List shall be held by the Compliance Officer. It shall be retained for a period of at least five years after it is drawn up or updated. The Company may submit the Insider List to the FSMA upon its request. List of PDMRs and PCAs The Company is required to draw up a list of all PDMRs and their PCAs (the “PDMR List”). The Compliance Officer shall draw up such list and inform the PDMRs accordingly. For this purpose, the Compliance officer may require PDMRs to provide the relevant personal information (limited to first name(s), surname(s), birth surname(s) (if different), date of birth and personal full home address) with respect to themselves and their PCAs that are natural persons. For those PCAs that are legal entities, the information that PDMRs will have to provide and that will be included on the PDMR List will be corporate name and legal form, registered address and registration number. PDMRs shall be obliged to report to the Compliance Officer, without delay, any change in those details with respect to themselves and their PCAs.

DEALING CODE Approved by Supervisory Board on 25 09 2025 Page 10 of 14 9. SANCTIONS Failure to comply with applicable market abuse legislation may lead to administrative and criminal measures and sanctions, as well as civil liability. Moreover, failure to comply with applicable legislation or this Dealing Code (which in certain instances goes beyond the restrictions imposed by law) may lead to internal disciplinary measures (including, if appropriate, termination for cause of the employment or service contract). The Company may moreover claim damages from any person that has caused damage to the Company as a result of violating this Dealing Code or any applicable legislation. The FSMA may institute administrative proceedings and has wide investigation powers for that purpose. The FSMA may also adopt a wide range of administrative measures, including: (i) issuing cease-and-desist orders; (ii) disgorgement of profits gained (or losses avoided) due to the infringement; and (iii) public warnings indicating the person responsible for the infringement and the nature of the infringement. Separately, the FSMA may also impose administrative fines ranging between (i) EUR 500,000 and EUR 5 million for natural persons, and (ii) for legal persons, EUR 1 million and EUR 15 million or 15% of annual consolidated turnover (whichever is higher) on the basis of the most recent approved consolidated accounts. If the offence has resulted in a financial gain, then this maximum amount may be increased to three times the amount of such gain. Criminal proceedings, which may result in criminal fines and imprisonment, may also be instituted for infringements of the general prohibitions summarised in section 2. Under United States securities laws, penalties for insider trading are severe both for the individuals involved as well as for the employer. A person may be subject to, among others, the penalties listed below, even if he or she does not personally benefit from the violation. Currently, these penalties may include: • asset freeze orders and injunctions; • jail terms of up to 20 years; • criminal fines of up to USD 5 million for individuals and USD 25 million for companies; • disgorgement of profits and fines of up to three times the profit gained or loss avoided, whether or not the person benefited; • lawsuits by third parties to recover losses; and • fines for the employer or other controlling person of up to the greater of USD 1.5 million or three times the amount of the profit gained or loss avoided. 10. FINAL PROVISIONS This Dealing Code, and any future amendments, will be communicated to all Addressees. All Addressees acknowledge being aware of the market abuse rules and the sanctions that may apply in case of infringements, and all Addressees acknowledge being bound by, and undertake to comply with, the Dealing Code. In addition, the Compliance Officer shall take all reasonable steps to obtain a declaration from the persons on the Insider List, confirming that they have read the Dealing Code and shall comply with it. PDMRs shall moreover be obliged to ensure compliance

DEALING CODE Approved by Supervisory Board on 25 09 2025 Page 11 of 14 with the Dealing Code by their PCAs and to inform their PCAs that certain of their personal details will be included on the PDMR List. All information that is communicated to the Compliance Officer shall be treated in accordance with the General Data Protection Regulation of 27 April 2016 (or any future replacing legislation). The persons on the List of Designated Employees, the Insider List and the PDMR List have access to their personal information and have the right (and obligation) to correct errors. * * *

DEALING CODE Approved by Supervisory Board on 25 09 2025 Page 12 of 14 ANNEX 1 DEFINITIONS “Addressees”: has the meaning given to it in section 1.1. “Business Day”: any day (other than a Saturday or Sunday or a bank holiday) on which banks are open for business in Belgium. “Closed Period”: has the meaning given to it in section 4. “Company”: has the meaning given to it in section 1.1. “Company Securities”: any shares and debt instruments issued by the Company and any derivatives and other financial instruments in the broadest sense linked thereto. This includes, among others, options, warrants, forwards, futures, swaps and any other derivative contract with respect to the Company’s shares and debt instruments. “Compliance Officer”: the person appointed by the Supervisory Board to supervise compliance with the market abuse rules and regulations and this Dealing Code and to deal with the matters specified herein, which is Kaat Vervenne (kaat.vervenne@cmb.tech). “Dealing”: includes any transaction, in the broadest sense, in respect of Company Securities. The most common forms of Dealing include: a) acquisition, disposal, short sale, subscription or exchange; b) acceptance or exercise of a stock option or warrant, including of a stock option or warrant granted to managers or employees as part of their remuneration package, and the disposal of shares stemming from the exercise of a stock option or warrant; c) subscription to a capital increase or debt instrument (notes or bonds) issuance; d) entering into or exercise of equity swaps, entering into a contract for difference and any other transactions in or related to derivatives, including cash-settled transactions; e) grant, acceptance, acquisition, disposal, exercise or discharge of rights or obligations, including put and call options; f) automatic or non-automatic conversion of a Company Security into another Company Security, including the exchange of convertible bonds to shares; g) gifts and donations made or received, and inheritance received; h) borrowing or lending (including entering into, or terminating, assigning or novating any stock lending agreement); i) using as security (e.g., pledging) or otherwise granting a charge, lien or other encumbrance; and j) any other right or obligation, present or future, conditional or unconditional, to acquire or dispose, and “Deal” has a corresponding meaning. This overview is not exhaustive. In case of doubt as to whether a certain Dealing is permitted at a given time, or whether such Dealing has to be notified to the competent authority, please contact your legal advisor and/or the Compliance Officer.

DEALING CODE Approved by Supervisory Board on 25 09 2025 Page 13 of 14 “Designated Employee”: certain persons working for the Group, under a contract of employment or otherwise, who are deemed to have regular or incidental access to Inside Information and who have been informed individually that they are included on the List of Designated Employees. “FSMA”: the Financial Services and Markets Authority (Autoriteit voor Financiële Diensten en Markten / Autorité des Services et Marchés Financiers) and its successor from time to time. “Group”: the Company and its subsidiaries from time to time. “Inside Information”: information of a precise nature, which has not been made public, which directly or indirectly relates to the Group or the Company Securities and which, if it were made public, would be likely to have a significant effect on the price of the Company Securities. Relevant for these purposes is whether a reasonable investor would be likely to use the information as part of his or her investment decisions. The following types of information may constitute Inside Information: (i) changes in dividend policy; (ii) earnings estimates not previously disseminated and material changes in previously released earnings estimates; (iii) any proposed changes in the Company’s capital structure; (iv) significant changes in senior management; (v) proposed or pending significant mergers, acquisitions, tender offers, joint ventures, commercial agreements or disposals of significant assets or subsidiaries; (vi) significant pending or threatened litigation, arbitration or government investigations; and (vii) significant matters affecting financing or liquidity. This list is by no means exhaustive and a cautious approach needs to be taken in deciding whether something is or is not Inside Information. Please consult the Compliance Officer in case of doubt. “Insider List”: has the meaning given to it in section 8. “List of Designated Employees”: has the meaning given to it in section 8. “Management Board”: means the Company’s management board “Persons Discharging Managerial Responsibilities” or “PDMR”: the members of the Company’s Supervisory Board and the members of the Management Board. “PDMR List”: has the meaning given to it in section 8. “Persons Closely Associated” or “PCA”: means, in relation to a PDMR: a) a spouse, or a partner that is legally considered to be equivalent to a spouse; b) a child for which the PDMR legally bears responsibility (which includes adopted children); c) a relative who has been sharing the same household as the PDMR for at least one year on the date of the relevant Dealing; or d) a legal person, trust or partnership, the managerial responsibilities of which are discharged by the PDMR or by a person referred to in point (a), (b) or (c), which is directly or indirectly controlled by the PDMR or such a person, which is set up for the benefit of the PDMR or such a person, or the economic interests of which are substantially equivalent to those of the PDMR or such a person. “Supervisory Board”: means the Company’s supervisory board

DEALING CODE Approved by Supervisory Board on 25 09 2025 Page 14 of 14 ANNEX 2 REQUEST FOR CLEARANCE TO DEAL4 Please complete and return this form to the Compliance Officer and the Secretary General by e- mail. I, ……………………………………………………………………… (BLOCK CAPITALS PLEASE) in accordance with the Dealing Code of CMB.TECH NV (the “Code”), hereby request clearance to Deal in Company Securities as indicated below: Type and number of Company Securities (if not known, please provide estimate or “up to” number) Nature of Deal (e.g. purchase or sale of shares or bonds, exercise of option) I do not possess any Inside Information relating to the Company securities. By Dealing, I would not be in breach of the Code or any applicable law or regulation in relation to dealing in publicly traded securities. If this should change at any time before the Dealing, I undertake not to proceed with the Dealing. Signed:…………………………….. Date:……………………………… Position:…………………………… Dept:…………………………….. E-mail:…………………………….. Tel no:…………………………… PURSUANT TO THE CODE, CLEARANCE TO DEAL IS: GRANTED AND VALID UNTIL AND INCLUDING …………………………. Note this authorisation lapses if and as from the moment (i) the requesting person comes into possession of inside information and/or, (ii) in the case of a PDMR or Designated Employee, a closed period starts prior to the end date of the validity period of the authorization. NOT GRANTED Signed: ……………………………………. Date: ………………………………… Note: If you do not Deal within the time allowed and still wish to Deal, you must reapply for clearance to Deal. If you Deal, you may, in accordance with the Code, have to notify the Company after having proceeded with such Dealing. The Company will keep a written record of this application for clearance, any clearance granted or refused and any Dealing following the grant of a clearance. 4 Capitalised terms not defined in this request for clearance to Deal have the meaning given to such terms in the Code.